Exhibit 99.4

Notice of Guaranteed Delivery
for
Tender of
8 1/2% Senior Notes Due 2013
and
8 3/4% Senior Notes Due 2016
of
Lear Corporation

This notice or one substantially equivalent hereto must be used to accept the Exchange Offer of Lear Corporation (the “Company”) made pursuant to the Prospectus, dated December  • , 2006 (the “Prospectus”), if certificates, if any, for the original unregistered 8 1/2% Senior Notes due 2013 or 8 3/4% Senior Notes due 2016 (the “Original Notes”), as applicable, are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach Bank of New York, as exchange agent (the “Exchange Agent”), prior to 5:00 p.m., New York City time, on January  • , 2007, unless extended (the “Expiration Date”).

This notice may be delivered or transmitted by facsimile transmission, mail, or hand delivery to the Exchange Agent as set forth below. In order to utilize the guaranteed delivery procedure to tender Original Notes pursuant to the Exchange Offer, both this notice and a properly completed and duly executed Letter of Transmittal (or, at the option of the tendering holder in the case of a book-entry tender of Original Notes, an agent’s message (as defined in the Prospectus)) must be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date.

The Exchange Agent for the Exchange Offer is:

Bank of New York

By Hand or Overnight Delivery

or

By Registered or Certified Mail:

Bank of New York
Corporate Trust Department
Reorganization Unit
101 Barclay Street — 7 East
New York, NY 10286
Attention: Mr. David A. Mauer

Facsimile Transmissions:
(Eligible Institutions Only)

(212) 298-1915

To Confirm by Telephone
or for Information Call:

(212) 815-3687

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

On the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to Lear Corporation (the “Company”) the aggregate principal amount of 8 1/2% Senior Notes due 2013 and/or 8 3/4% Senior Notes due 2016 (“Original Notes”) set forth below pursuant to the guaranteed delivery procedure described in “The exchange offer — Guaranteed delivery procedures” section of the Company’s prospectus, dated December  • , 2006 (the “Prospectus”). Terms used herein with initial capital letters but not otherwise defined herein have the respective meanings ascribed to them in the Prospectus.

Principal Amount of Original Notes Tendered (must be an integral multiple of $1,000):

8 1/2% Senior Notes due 2013:	$ _ _

8 3/4% Senior Notes due 2016:	$ _ _

Certificate Nos. (if available):

If Original Notes will be delivered via book-entry transfer to The Depository Trust Company, provide account number below.

Account No.:

Total Principal at Maturity Represented by Original Notes Certificate(s):

8 1/2% Senior Notes due 2013:	$ _ _

8 3/4% Senior Notes due 2016:	$ _ _

ALL AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

IMPORTANT:

PLEASE SIGN HERE

Signature(s) of Holder(s) of Original Notes

Dated: _ _, 200 _ _

Must be signed by the registered holder(s) of Original Notes exactly as their name(s) appear(s) on the certificates for the Original Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, please provide the following information.

Name: _ _

(Please Type or Print)

Capacity (Full Title): _ _

Address: _ _

(Include Zip Code)

Area Code and Telephone No.: _ _
(Home)

(Business)

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a financial institution that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program, or the Stock Exchanges Medallion Program, hereby guarantees that the certificates representing the principal amount of Original Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Original Notes into the Exchange Agent’s account at The Depository Trust Company pursuant to the procedures set forth in “The exchange offer — Guaranteed delivery procedures” section of the Prospectus, together with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three New York Stock Exchange trading days after the Expiration Date.

Name of Firm

Address

Telephone Number, Including Area Code

Authorized Signature

Name of Person Signing

Title of Person Signing

Date

NOTE:	DO NOT SEND CERTIFICATES FOR ORIGINAL SECURITIES WITH THIS FORM. CERTIFICATES FOR ORIGINAL SECURITIES SHOULD BE SENT ONLY WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

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